SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C.  20549

                                 FORM 8-K


                              CURRENT REPORT
                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

             Date of Report (Date of earliest event reported):
                             November 13, 1996


                   KANSAS CITY SOUTHERN INDUSTRIES, INC.
            (Exact name of company as specified in its charter)

       DELAWARE                  1-4717                      44-0663509
(State or other jurisdiction  (Commission file             (IRS Employer
 of incorporation)               number)           Identification Number)


             114 West 11th Street, Kansas City, Missouri 64105
           (Address of principal executive offices)    (Zip Code)

             Company's telephone number, including area code:
                              (816) 983-1303


                              Not Applicable
       (Former name or former address if changed since last report)

Item 5.    Other Events

On October 23, 1996, Kansas City Southern Industries, Inc. ("Company") and GATX Capital Corporation announced completion of the formation and financing of a joint venture company, Southern Capital Corporation LLC ("Southern"), to perform certain leasing and financing activities. The Company will report its investment in Southern as an equity investment. Attached as an Exhibit under
Item 7, Financial Statements and Exhibits, of this Form 8-K is selected unaudited pro forma consolidated condensed balance sheet information reflecting the effects on the Company of the various transactions associated with the joint venture formation as if it had occurred on September 30, 1996. The information presented was derived based on the actual transactions recorded in the Company's accounting records and historical financial statements as of September 30, 1996. Pro forma consolidated condensed statement of income data is not presented as the transactions are not expected to have a material effect on the Company's net income on a prospective basis.


Item 7.    Financial Statements and Exhibits

(c)   Exhibits

 Exhibit No.         Document
 (99)           Additional Exhibits
 99.1 Selected Unaudited Pro Forma Consolidated Condensed Balance Sheet Information of Kansas City Southern Industries, Inc., as if the completion of the Southern Capital Corporation LLC joint venture transactions had occurred on September 30, 1996, is attached hereto as Exhibit 99.1

SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                          Kansas City Southern Industries, Inc.




Date: November 13, 1996     By:     /s/ Louis G. Van Horn
                                      Louis G. Van Horn
                               Vice President and Comptroller
                               (Principal Accounting Officer)